SEPARATION AND RELEASE AGREEMENT

I.	NOTICE — PLEASE READ CAREFULLY

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Separation and Release Agreement and Severance Benefit: By this Separation and Release Agreement (the “Agreement”), Kosmos Energy, LLC (“Kosmos”) offers you (i) severance pay equal to $802,912.90, subject to applicable taxes and withholdings; and (ii) 18 months of paid outplacement services provided by a third-party provider selected by Kosmos in its sole discretion (collectively, the “Severance Benefit”). If you (i) timely sign without modification and do not revoke the Agreement, and (ii) return all Kosmos property in your possession, Kosmos will pay the Severance Benefit in a lump-sum within ten business days after the Effective Date (as defined below).

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Exceptions to the General Release: The general release paragraph in the Agreement (paragraph 2 on the next page) does not (i) waive or release any rights or claims that may arise after the date you sign this Agreement, (ii) prevent you from filing any administrative unemployment compensation or workers’ compensation claims, or (iii) waive any benefits to which you have a vested entitlement under the terms of the applicable employee benefit plans established by Kosmos or its affiliates.

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Deadline to Sign Agreement and Revocation Rights: To be eligible to receive the Severance Benefit, you must initial all four pages of this Agreement in the bottom-right corner, sign and date the fourth page, and return all pages of this Agreement to Grace Weisberg, Human Resources, by email to gweisberg@kosmosenergy.com no later than December 27, 2019, which is at least 45 days after you received this Agreement for consideration. If you are unable to email the signed Agreement, you may mail it to Grace Weisberg at 8176 Park Lane, Suite 500, Dallas, Texas 75231, so long as it is postmarked no later than December 27, 2019. You may sign and return the Agreement at any time before the deadline. The Agreement will become effective and enforceable on the eighth day after you sign it (the “Effective Date”), unless before then you revoke your acceptance in writing and deliver your written revocation to Grace Weisberg within the seven-day revocation period. If, however, you revoke your acceptance of the Agreement, you will not be eligible to receive the Severance Benefit.

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Legal Protections: Various federal, state, and local laws, regulations, and ordinances protect employees against discrimination based on factors such as race, color, religion, sex, national origin, age, disability, genetic information, citizenship status, membership or application for membership in a uniformed service, and engaging in legally protected activity. These laws are enforced by the Equal Employment Opportunity Commission, the U.S. Department of Labor, the Texas Workforce Commission – Civil Rights Division, and various other federal, state, and local agencies. If you believe that you have been discriminated against, you have the right to contact those agencies.

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Right to Consult an Attorney: You have the right, and Kosmos specifically advises you by this paragraph, to consult with an attorney of your choice before signing this Agreement. Even if you do not consult an attorney, you should carefully read and understand the effect of this Agreement before signing it.

II.	TERMS OF AGREEMENT
1.    Ending of Employment and Severance Benefit. I understand my employment with Kosmos ended on November 12, 2019, and that I have received all wages to which I am entitled. If I accept this Agreement by timely signing below and do not revoke my acceptance as permitted above, Kosmos will provide me the Severance Benefit, to which I am not otherwise entitled, as described above.
2.    General Release. In exchange for the Severance Benefit, I release, acquit, and forever discharge (i) Kosmos, (ii) any parent, subsidiary, or affiliated entity of Kosmos, (iii) any current or former officer, stockholder, member, director, partner, agent, manager, employee, representative, insurer, or attorney of the entities described in (i) or (ii), (iv) any employee benefit plan sponsored or administered by any person or entity described in (i), (ii), or (iii), and (v) any successor or assign of any person or entity described in (i), (ii), (iii), or (iv) (collectively, the “Kosmos Parties”) from, and waive to the maximum extent permitted by applicable law, any and all claims, liabilities, demands, and causes of action of whatever character, whether known or unknown, fixed or contingent, or vicarious, derivative, or direct, that I may have or claim against Kosmos or any of the other Kosmos Parties. I understand that this general release includes, but is not limited to, any and all claims arising under federal, state, or local laws prohibiting employment discrimination, including the Age Discrimination in Employment Act, or other claims growing out of, resulting from, or connected in any way with my employment with Kosmos or the ending of my employment with Kosmos.
3.    Supplemental Age Distribution Information Memorandum and Table. I acknowledge that I have received concurrently with this Agreement a Supplemental Age Distribution Information Memorandum and Supplemental Age Distribution Information Table (together, the “Memorandum”) that identify the job titles and ages of all employees of Kosmos in the Decisional Unit (as defined in the Memorandum), who (i) are eligible to receive a severance benefit in exchange for signing a Separation and Release Agreement because their employment ended in connection with the Restructuring, and (ii) are not eligible to receive a severance benefit in exchange for signing a Separation and Release Agreement because their employment did not end in connection with the Restructuring.
4.    Cooperation. In exchange for the Severance Benefit, and without further consideration, I agree to cooperate fully and completely with Kosmos and any of the other Kosmos Parties with respect to matters on which I worked during my employment and to assist with pending or future investigations, proceedings, or litigation, public or private, involving Kosmos or any of the other Kosmos Parties on matters about which I have personal knowledge. This obligation includes my promptly meeting with representatives of Kosmos or the other Kosmos Parties, either personally or by telephone, at reasonable times upon their request and without unreasonable interference with my employment or personal activities, and providing information and, where applicable, testimony, that is truthful, accurate, and complete, according to information known to me.
5.    Nondisclosure. In exchange for the Severance Benefit, I agree that I will not disclose the terms of this Agreement to any persons other than my spouse, if any, attorneys, and accountant or tax-return preparer, if those persons have agreed to keep such information confidential.
6.    Nondisparagement. In exchange for the Severance Benefit, I agree that I will not make to any other party any statement (whether oral, written, electronic, anonymous, on the Internet, or otherwise) that directly or indirectly impugns the quality or integrity of Kosmos’ or any of the other Kosmos Parties’ business or employment practices, or any other disparaging or derogatory remarks about Kosmos or any of the other Kosmos Parties.
7.    Return of Property; Confidential Information. I acknowledge that I have returned to Kosmos all of its or any of the other Kosmos Parties’ property and further agree to deliver immediately to Kosmos any such additional property that I may discover in my possession. I acknowledge that all of the documents, data, and information (in any form) concerning the business and operations of Kosmos or any of the other Kosmos Parties to which I had access during my employment are confidential and may not be disseminated or disclosed by me to any other party, except as may be authorized in writing by Kosmos or as provided in paragraph 8, below. In the event I am served with a subpoena or it appears that I will be compelled by law or judicial process to disclose such confidential information, I agree to immediately notify General Counsel, by email at KosmosGeneralCounsel@kosmosenergy.com. Notwithstanding the foregoing, I understand that I am not required to notify Kosmos that I have been served a subpoena or otherwise compelled by law or judicial process to disclose confidential information as part of any governmental investigation.
8.    Permitted Activities. I understand that nothing in this Agreement precludes me from (i) voluntarily filing a charge or complaint with, providing truthful information to, or cooperating with an investigation conducted by a government agency, (ii) providing information to my attorney (if any), (iii) making statements under oath or giving truthful testimony in a legal proceeding or as required by law or valid legal process, such as by a subpoena or court order, (iv) disclosing a trade secret in confidence to a governmental official, directly or indirectly, or to an attorney, if the disclosure is made solely for the purpose of reporting or investigating a suspected violation of law, or in a document filed under seal in a lawsuit or other proceeding, and I cannot be held criminally or civilly liable under any federal or state trade secret law for such a disclosure, or (v) engaging in any other legally protected activity. I further understand that I am not required to notify Kosmos before or if I engage in any such permitted activities.
9.    Agreement to Waive Certain Rights. I acknowledge and agree that I forever waive the right to participate in any class or collective action against the Kosmos or any of the other Kosmos Parties with respect to any claim or cause of action arising from my employment or the ending of my employment with Kosmos. I further acknowledge and agree that I forever waive any right to recover, and I will not request or accept, anything of value from Kosmos or any of the other Kosmos Parties arising out of or connected in any way with my employment or the ending of my employment with Kosmos, the employment practices of Kosmos, or with any other act, conduct, or omission of any of the Kosmos Parties, other than the Severance Benefit, whether sought directly by me or by any government agency, individuals, or group of individuals on my behalf. Notwithstanding the foregoing, I understand that this Agreement does not limit my right to receive an award for information I provide to a government agency. I knowingly, voluntarily, and intelligently waive any free-speech, free-petition, free-association, free-press, or other U.S. or state constitutional rights I may have to make any statements prohibited under this Agreement. I further irrevocably waive the right to file a motion to dismiss or pursue any other relief under the Texas Citizens Participation Act or similar state law in connection with any claim or cause of action filed against me by Kosmos or any of the other Kosmos Parties arising from any alleged breach of this Agreement.
10.    Jury-Trial Waiver. I irrevocably waive the right to trial by jury with respect to any claim or cause of action against Kosmos or any of the other Kosmos Parties arising from my employment or the ending of my employment with Kosmos or from this Agreement (either for alleged breach or enforcement).
11.    Entire Agreement. This Agreement and the Memorandum contain the entire understanding and agreement between me and Kosmos regarding the ending of my employment with Kosmos, the Severance Benefit, and the release of claims, and supersedes all prior statements, understandings, and agreements regarding those subjects.
12.    Acknowledgments. I acknowledge and agree that (i) I have read this Agreement and the Memorandum, (ii) by this paragraph, Kosmos specifically has advised me to consult an attorney and I have had the opportunity to consult an attorney, (iii) I received this Agreement on November 11, 2019, and have had at least 45 days to consider and fully understand the effect of my signing this Agreement, (iv) my signing of this Agreement is knowing, voluntary, and based solely on my own judgment in consultation with my attorney, if any, (v) I am not relying on any written or oral statement or promise from Kosmos or any of the other Kosmos Parties other than as set out in this Agreement and the Memorandum, and (vi) this Agreement does not constitute any admission of liability on the part of Kosmos or any of the other Kosmos Parties.
13.    Governing Law; Venue. This Agreement is governed by and construed in accordance with the laws of the State of Texas without regard to its rules regarding conflict of laws. Exclusive venue for purposes of any dispute, controversy, claim, or cause of action between the parties arising out of or related to my employment or the ending of my employment with Kosmos or this Agreement is in any state or federal court of competent jurisdiction presiding over Dallas County, Texas. Nothing in this Agreement, however, precludes either party from seeking to remove a civil action from any state court to federal court.
AGREED:

/s/ Eric John Haas                        11/12/19
Eric John Haas                        Date

EH (Initial)